UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 18, 2012

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED)

NEWS CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-32352	26-0075658
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

1211 Avenue of the Americas, New York, New York 10036

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(212) 852-7000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

NOT APPLICABLE

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Definitive Material Agreement.

Please see disclosure set forth under the heading “Voting Agreement with the Murdoch Family Interests” under Item 3.03, which is incorporated by reference into this Item 1.01.

ITEM 3.03	Material Modification to the Rights of Security Holders.

Temporary Suspension of Voting Rights Affecting Non-U.S. Stockholders

On April 18, 2012, News Corporation (the “Company”) announced that in order to ensure compliance with U.S. law, it has suspended the voting rights of 50% of the Class B common stock, par value $0.01 per share (“Class B Common Stock”), held by stockholders who are non-U.S. persons (“Non-U.S. Stockholders”). Accordingly, during the pendency of the suspension of voting rights, 50% of the shares of Class B Common Stock held by Non-U.S. Stockholders will not have voting rights. This suspension of voting rights is effective immediately and will remain in place for as long as the Company deems it necessary to maintain compliance with applicable U.S. law. However, it will not apply in connection with any vote on any matter on which holders of Class A common stock, par value $0.01 per share (“Class A Common Stock”), shall be entitled to vote together with holders of Class B Common Stock as described in the Company’s Restated Certificate of Incorporation. The suspension will not impact the rights of Non-U.S. Stockholders of Class B Common Stock to receive dividends and distributions.

In accordance with Article IV, Section 5 of the Company’s Restated Certificate of Incorporation, the Board of Directors of the Company (the “Board”) approved the suspension of voting rights in order to secure compliance with applicable U.S. law, which states that no broadcast station licensee may be owned by a corporation if more than 25% of that corporation’s stock is owned or voted by Non-U.S. Stockholders (the “Foreign Ownership Threshold”). The Company owns broadcast station licensees in connection with its ownership and operation of 27 U.S. television stations.

The Board has approved this suspension of voting rights in accordance with Article IV, Section 5 of the Company’s Restated Certificate of Incorporation, pursuant to which the Board is authorized to prevent, cure or mitigate the effect of stock ownership above the Foreign Ownership Threshold by taking any action including: refusing to permit ownership or transfer of common stock by a Non-U.S. Stockholder; voiding a transfer of common stock to a Non-U.S. Stockholder; suspending rights of stock ownership if held by a Non-U.S. Stockholder; or redeeming common stock held by a Non-U.S. Stockholder.

The Company will also request that certain holders provide a certification of citizenship to the Company or its agent. Stockholders who hold their stock in registered form or through CHESS Depositary Interests (“CDIs”) who do not provide a certification of U.S. citizen status shall be deemed to be Non-U.S. Stockholders.

Copies of (i) the Notice to Holders of News Corporation Common Stock, (ii) the Notice to Holders of CDIs Over Common Stock (U.S. Addresses) and (iii) the Notice to Holders of CDIs Over Common Stock (Non-U.S. Addresses) issued by the Company are attached hereto as Exhibits 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference.

Voting Agreement with the Murdoch Family Interests

On April 18, 2012, the Murdoch Family Trust and K. Rupert Murdoch (together the “Murdoch Family Interests”) entered into an agreement with the Company, whereby the Murdoch Family Interests agreed to limit their voting rights during the voting rights suspension period (the “Voting Agreement”).

Under this Voting Agreement, the Murdoch Family Interests will not vote or provide voting instructions with respect to a portion of their shares of Class B Common Stock to the extent that doing so would increase their percentage of voting power from what it was prior to the suspension of voting rights. Accordingly, after the suspension of voting rights the aggregate percentage vote of the Murdoch Family Interests will remain initially at 39.7% of the outstanding shares of Class B Common Stock not subject to the suspension of voting rights, and the percentage vote may be adjusted as provided in the agreement with the Company.

The foregoing summary of the Voting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Voting Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 8.01	Other Events.

On April 18, 2012, the Company issued a press release announcing the suspension of voting rights of a portion of Class B Common Stock held by Non-U.S. Stockholders and the Voting Agreement with the Murdoch Family Interests. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

4.1	Notice to Holders of News Corporation Common Stock, dated April 18, 2012.

4.2	Notice to Holders of CHESS Depositary Interests Over Common Stock (U.S. Addresses), dated April 18, 2012.

4.3	Notice to Holders of CHESS Depositary Interests Over Common Stock (Non-U.S. Addresses), dated April 18, 2012.

10.1	Form of Voting Agreement by and between the Company and the Murdoch Family Interests, dated April 18, 2012.

99.1	Press Release, dated April 18, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWS CORPORATION (REGISTRANT)

By:	/s/ Janet Nova
Janet Nova
Senior Vice President and Deputy General Counsel

Dated: April 18, 2012

Exhibit Index

Exhibit Number	Description

4.1	Notice to Holders of News Corporation Common Stock, dated April 18, 2012.

4.2	Notice to Holders of CHESS Depositary Interests Over Common Stock (U.S. Addresses), dated April 18, 2012.

4.3	Notice to Holders of CHESS Depositary Interests Over Common Stock (Non-U.S. Addresses), dated April 18, 2012.

10.1	Form of Voting Agreement by and between the Company and the Murdoch Family Interests, dated April 18, 2012.

99.1	Press Release, dated April 18, 2012.